As filed with the Securities and Exchange Commission on February 27, 2025

Registration Statement No. 333-279002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERITAGE HOMES CORPORATION

Co-registrants are listed on the following page (Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

86-0611231

(IRS Employer Identification Number)

18655 North Claret Drive, Suite 400

Scottsdale, Arizona 85255

(480) 515-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hilla Sferruzza

Executive Vice President, Chief Financial Officer

18655 North Claret Drive, Suite 400

Scottsdale, Arizona 85255

(480) 515-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey E. Beck

Snell & Wilmer L.L.P.

One East Washington Street

Phoenix, Arizona 85004

(602) 382-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Table of Co-Registrants

The following direct and indirect 100% owned subsidiaries of Meritage Homes Corporation may issue the debt securities and/or guarantee the debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, of each co-registrant is 18655 North Claret Drive, Suite 400, Scottsdale, Arizona 85255, (480) 515-8100.

Name of Each Co-Registrant as Specified in Its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Meritage Paseo Crossing, LLC	Arizona	86-1006497
Meritage Paseo Construction, LLC	Arizona	86-0863537
Meritage Homes of Alabama, Inc.	Arizona	99-3958671
Meritage Homes of Arizona, Inc.	Arizona	86-1028848
Meritage Homes Construction, Inc.	Arizona	86-1028847
Meritage Homes of California, Inc.	California	86-0917765
Meritage Homes of Nevada, Inc.	Arizona	43-1976353
Meritage Holdings, L.L.C.	Texas	42-1732552
Meritage Homes of Texas Holding, Inc.	Arizona	86-0875147
Meritage Homes of Texas Joint Venture Holding Company, LLC	Texas	75-2771799
Meritage Homes of Texas, LLC	Arizona	65-1308131
Meritage Homes Operating Company, LLC	Arizona	65-1308133
MTH-Cavalier, LLC	Arizona	86-0863537
MTH Golf, LLC	Arizona	56-2379206
Meritage Homes of Colorado, Inc.	Arizona	20-1091787
Meritage Homes of Florida, Inc.	Florida	59-1107583
California Urban Homes, LLC	California	20-2707345
WW Project Seller, LLC	Arizona	86-1006497
Meritage Homes of the Carolinas, Inc.	Arizona	27-5411983
Carefree Title Agency, Inc.	Texas	45-3742536
M&M Fort Myers Holdings, LLC	Delaware	26-3996740
Meritage Homes of Florida Realty LLC	Florida	59-1107583
Meritage Homes of Georgia Realty, LLC	Arizona	47-1171110
Meritage Homes of Georgia, Inc.	Arizona	47-1171110
Meritage Homes of Mississippi, Inc.	Arizona	99-4723053
Meritage Homes of South Carolina, Inc.	Arizona	46-5709345
Meritage Homes of Tennessee, Inc.	Arizona	46-3409691
MLC Holdings, Inc. dba MLC Land Holdings, Inc.	Arizona	47-1967950
MTH GA Realty LLC	Arizona	47-1171110
MTH Realty LLC	Arizona	86-1006497
MTH SC Realty LLC	Arizona	46-5709345
MTH Financial Holdings, Inc.	Arizona	83-0631642
Meritage Homes Insurance Agency, Inc.	Arizona	84-1853295
Meritage Services Company, Inc.	Arizona	85-3650648
Meritage Homes of Utah, Inc.	Arizona	85-3059335

(1)

Each Co-Registrant guarantor subsidiary is wholly owned directly or indirectly by Meritage Homes Corporation. The guarantees are expected to be full and unconditional and joint and several. In the event that a guarantor sells or disposes of all or substantially all of such guarantor’s assets, or in the event that we sell or dispose of all of the equity interests in a guarantor, by way of merger, consolidation or otherwise, in each case in accordance with the terms and conditions set forth in the applicable indenture, then such guarantor will be released and relieved of any obligations under its note guarantee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-279002) (as amended, the “Registration Statement”) of Meritage Homes Corporation (the “Company”) and its subsidiary registrants is being filed to: (i) add Meritage Homes of Alabama, Inc. and Meritage Homes of Mississippi, Inc., each of which is a wholly owned subsidiary of the Company (each, a “New Guarantor”), as co–registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement (such guarantees are referred to herein as “New Guarantees”), (ii) add the New Guarantees to the Registration Statement, (iii) update the information in Part II with respect to the addition of the New Guarantors and (iv) update the exhibits to the Registration Statement, including to file or incorporate by reference additional exhibits. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than underwriting discounts and other expenses associated with offerings of particular securities, in connection with the issuance and distribution of the securities being registered.

	Amount
SEC registration fee		$(1)
Legal fees		(2)
Accounting fees		(2)
Trustees’ fees		(2)
Printing fees		(2)
Miscellaneous		(2)

Total		$(1) (2)

(1)	Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rules 456(b) and 457(r) under the Securities Act.
(2)

Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Meritage Homes Corporation

Under the provisions of the Maryland General Corporation Law (the “MGCL”), a corporation’s charter may, with certain exceptions, include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Meritage’s charter contains a provision limiting the personal liability of officers and directors to Meritage and its stockholders to the fullest extent permitted under Maryland law.

In addition, the provisions of the MGCL permit a corporation to indemnify its present and former directors and officers, among others, against liability incurred, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property, or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Meritage’s charter provides that it will indemnify and advance expenses to its directors, officers and others so designated by the board of directors to the full extent permitted under Maryland law.

Meritage Homes Corporation also maintains, for the benefit of its and its subsidiaries’ directors and officers, insurance against certain asserted or incurred liabilities, including certain liabilities under the Securities Act.

In addition to the indemnification provided for in our charter and under Maryland law, Meritage Homes Corporation has entered into indemnification agreements with its directors and certain officers. These indemnification agreements may require us, among other things, to indemnify our directors and certain officers for expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Subsidiary Guarantors

Arizona Corporate Guarantors

Arizona Revised Statutes (“ARS”) § 10-851 allows a corporation, in certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors of the corporation, if such persons acted in good faith and either (1) in a manner they reasonably believed to be in the best interests of the corporation (if acting in an official capacity), or (2) in a manner they reasonably believed was at least not opposed to the corporation’s best interests (in all other cases). A corporation may indemnify its directors with respect to any criminal action or proceeding if, in addition to the above conditions being met, the individual had no reasonable cause to believe his or her conduct was unlawful. Directors may not be indemnified under ARS § 10-851 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. In addition, under ARS § 10-202(B), a corporation’s articles of incorporation may indemnify a director for conduct for which broader indemnification has been made permissible or mandatory under other ARS provisions.

ARS § 10-202 provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages, and permitting or making obligatory indemnification of a director, for liability to any person, for any action taken or any failure to take any action as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, (3) unlawful distributions and (4) an intentional violation of criminal law.

ARS § 10-850 defines a director as an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Director includes the estate or personal representative of a director.

ARS § 10-852 provides for mandatory indemnification in certain situations such that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ARS § 10-856 provides that a corporation may indemnify its officers against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties because the individual is or was an officer of the corporation to the same extent as a director. If the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification as a prevailing party under ARS § 10-852.

ARS § 10-857 provides that a corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under Arizona law.

The articles of incorporation of Meritage Homes of Alabama, Inc., Meritage Homes of Mississippi, Inc., Meritage Homes Insurance Agency, Inc., Meritage Services Company, Inc., Meritage Homes of Utah, Inc., Meritage Homes of Arizona, Inc., Meritage Homes Construction, Inc., Meritage Homes of Nevada, Inc., Meritage Homes of Colorado, Inc., Meritage Homes of Texas Holding, Inc., Meritage Homes of the Carolinas, Inc., Meritage Homes of Tennessee, Inc., Meritage Homes of South Carolina, Inc., Meritage Homes of Georgia, Inc., MTH Financial Holdings, Inc. and MLC Holdings, Inc. dba MLC Land Holdings, Inc., each of which is an Arizona corporation, provide that the liability of a director or former director to the corporation or its shareholders shall be eliminated to the fullest extent permitted by Arizona law. In addition, the articles of incorporation of each of these corporations, other than Meritage Homes of Texas Holding, Inc., provide that the corporation shall indemnify any and all of its existing and former directors and officers to the fullest extent permitted by Arizona law.

Arizona Limited Liability Company Guarantors

ARS § 29-3408(B) provides that an Arizona limited liability company shall indemnify a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by such person by reason of the person’s former or present capacity as a member or manager, if the claim or liability does not arise from the person’s breach of the operating agreement or ARS §§ 29-3405, 29-3407 or 29-3409, in each case as modified by the operating agreement. ARS § 29-3408(D) allows an Arizona limited liability company to reimburse and indemnify a present or former member of a member-managed company or manager of a manager- managed company for any payment and with respect to a claim, demand, debt, obligation or other liability. In addition, by unanimous consent of the members after disclosure of all material facts, the limited liability company may reimburse and indemnify a person for any act, omission or transaction that violate the operating agreement or §§ 29-3405, 29-3407 or 29-3409, in each case as modified by the operating agreement.

ARS § 29-3105(A)(3) provides in the event of a conflict between a provision of the operating agreement and the Arizona Limited Liability Company Act, the provision of the operating agreement governs. The operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC provides that its members and their respective affiliates will be indemnified and held harmless, to the extent of the applicable company’s assets, for, from, and against any liability, damage, cost, expense, loss, claim, or judgment incurred arising out of any claim based upon acts performed or omitted to be performed by in connection with the business of the applicable company. However, the operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC further provides that, notwithstanding the foregoing, no such person shall be indemnified or held harmless for claims based upon acts or omissions in breach of the operating agreement or that constitute fraud, gross negligence, or willful misconduct. In addition, the operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC provides that no members or their respective affiliates shall be personally liable, responsible, or accountable in damages or otherwise to the applicable company for any act or omission performed or omitted in connection with the applicable company or its business, and that any member’s liability for the debts and obligations of the applicable company shall be limited as set forth under applicable law.

California Corporate Guarantor

Section 317 of the California General Corporation Law (the “CGCL”) allows a corporation, in certain circumstances, to indemnify its directors and officers against certain expenses (including attorneys’ fees and certain expenses of establishing a right to indemnification), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, a corporation is, in certain circumstances, permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the corporation, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the corporation and its shareholders, provided that the specified court approval is obtained. Furthermore, a corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against such liability under California law.

Section 204(a)(10) of the CGCL allows a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director’s duties to the corporation and its shareholders, except for the liability of a director resulting from (1) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (2) any transaction from which a director derived an improper personal benefit, (3) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (4) acts or omissions showing a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which a director was aware, or should have been aware, in the ordinary course of performing his or her duties of the risk of serious injury to the corporation or its shareholders, (5) acts or omissions constituting an unexcused pattern of inattention to the director’s duty amounting to abdication of such director’s duties, (6) liability under California law relating to related party transactions or (7) the making of an illegal distribution or loan to shareholders.

The articles of incorporation of Meritage Homes of California, Inc., which is a California corporation, provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide indemnification of its officers and directors through bylaw provisions, agreements with officers and directors, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL. The bylaws of Meritage Homes of California, Inc. provide that the corporation shall indemnify each of its directors and officers to the maximum extent and in the manner permitted by the CGCL.

California Limited Liability Company Guarantor

Although the Beverly-Killea Limited Liability Company Act found at California Code, Title 25 Sections 17000 through 17656, as amended from time to time, was repealed and replaced with the California Revised Uniform Limited Liability Company Act, effective January 1, 2014, Sections 17713.04(a) and (b) of the California Revised Uniform Limited Liability Company Act provide that the Beverly-Killea Limited Liability Company Act governs operating agreements entered into by a limited liability company prior to January 1, 2014 but that the California Uniform Limited Liability Company Act shall nonetheless apply to all actions taken by the managers of a limited liability company on or after January 1, 2014.

Section 17155 of the California Beverly-Killea Limited Liability Company Act provides that, except for a breach of a manager’s fiduciary duties of loyalty and care owed to the limited liability company and to its members, the articles of organization or written operating agreement of a California limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity, while Section 17704.08 of the California Revised Uniform Limited Liability Company Act similarly permits a California limited liability company to provide for indemnification of any such person, except that such indemnification cannot extend to any breach of the duty of loyalty, an improper financial benefit, liability for excess distributions, intentional infliction of harm on the limited liability company or a member, or an intentional violation of criminal law. Section 17704.08 of the California Revised Uniform Limited Liability Company Act also requires a California limited liability company to indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager- managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with its fiduciary duties to the limited liability company.

Section 17155 of the California Beverly-Killea Limited Liability Company Act and Section 17704.08 of the California Revised Uniform Limited Liability Company Act further provide that a California limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

The operating agreement for California Urban Homes, LLC, which is a California limited liability company, provides that neither the company’s member nor its manager shall be liable, responsible, or accountable in damages or otherwise to the company or to its member or its members’ assignees for any loss, damage, cost, liability or expense incurred by reason of or caused by any act or omission performed or omitted by such member or manager, whether alleged to be based upon or arising from errors in judgment, negligence or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (1) acts or omissions the member or manager knew at the time of the acts or omissions were clearly in conflict with the interest of the company, or (2) any transaction from which the member or manager derived an improper personal benefit, (3) a willful breach of the company’s operating agreement, or (4) gross negligence, recklessness, willful misconduct, or knowing violation of law. In addition, the operating agreement provides that, without limiting the foregoing, neither the manager nor the member shall in any event be liable for (a) the failure to take any action not specifically required to be taken by the member or manager under the terms of the operating agreement or (b) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the company appointed in good faith by the manager.

Delaware Limited Liability Company Guarantor

M&M Fort Myers Holdings, LLC is a Delaware limited liability company and is subject to Section 18-108 of the Delaware Limited Liability Company Act, which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of M&M Fort Myers Holdings, LLC provides that it shall indemnify, defend and hold harmless the member and manager (and their respective affiliates) (each, an “Actor”) to the extent of M&M Fort Myers Holdings, LLC’s assets for, from and against any Losses (as defined in the operating agreement) stemming from actions taken in good faith in connection with M&M Fort Myers Holdings, LLC or its business; provided that the Actor will remain liable for acts in breach of the operating agreement or that constitute bad faith, fraud, willful misconduct or gross negligence. The limited liability company agreement of M&M Fort Myers Holdings, LLC also provides that Actor shall not be liable for any actions taken in good faith in connection with M&M Fort Myers Holdings, LLC or its business; provided that the Actor will remain liable for acts in breach of the operating agreement or that constitute bad faith, fraud, willful misconduct or gross negligence.

Texas Corporate Guarantor

Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that, subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with certain requirements that: the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

Section 8.051 of the TBOC also provides that a Texas corporation shall indemnify a director against reasonable expenses actually incurred by the director in connection with a proceeding in which the director is a named defendant or respondent because he or she is or was a director if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, Section 8.052 of the TBOC requires indemnification by a Texas corporation to the fullest extent that a court so orders.

The certificate of formation for Carefree Title Agency, Inc. provides that the liability of a director or former director to the corporation and its shareholders shall be eliminated to the fullest extent permitted under the TBOC. The certificate of formation for Carefree Title Agency, Inc. also provides that the corporation shall indemnify any and all existing and former directors and officers to the fullest extent permitted under Texas law. If the TBOC is amended to authorize corporate action further eliminating or limiting the liability of directors, or if Texas law is amended to authorize the corporation to broaden its ability to indemnify its directors and officers, the liability of a director shall be eliminated or limited, and the ability of the corporation to indemnify its directors and officers shall be expanded, to the fullest extent permitted under the TBOC and Texas law, as amended, respectively.

Texas Limited Liability Company Guarantors

Section 101.402 of the TBOC provides that a Texas limited liability company may (1) indemnify a person; (2) pay in advance or reimburse expenses incurred by a person; and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. For the purposes of Section 101.402 of the TBOC, a person includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company. In addition, Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company. Therefore, under the TBOC, indemnification of the governing persons of a Texas limited liability company is a contractual matter to be governed by the entity’s company agreement or other constituent documents, as applicable, and subject to any common law established by the courts.

The regulations for Meritage Holdings, L.L.C. provide that each member shall be indemnified against any and all liability and reasonable expense that may be incurred by or in connection with or resulting from (1) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, (2) an appeal in such an event, or (3) any inquiry or investigation that could lead to such an event, all to the full extent permitted by applicable law. The regulations for Meritage Holdings, L.L.C. further provide that, upon a determination by the member to do so, Meritage Holdings, L.L.C. may indemnify its current and past officers and agents in their capacities as such and, if serving at the request of Meritage Holdings, L.L.C. as a director, manager, officer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from the events listed in (1), (2), and (3) of this paragraph, all to the full extent permitted by applicable law.

The Amended and Restated Company Agreement of Meritage Homes of Texas Joint Venture Holding Company, LLC provides that each person who was or is a member or officer of Meritage Homes of Texas Joint Venture Holding Company, LLC, both in their capacities as such and, if serving at the request of Meritage Homes of Texas Joint Venture Holding Company, LLC as a director, manager, officer, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities shall be indemnified against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (1) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (2) an appeal in such an event, (3) any inquiry or investigation that could lead to such an event, or (4) all loss, damage, expense (including without limitation fees and expenses of attorneys and other advisors and any court costs incurred by any such person) or liability by reason of anything any such person does or refrains from doing for, or in connection with the business or affairs of, Meritage Homes of Texas Joint Venture Holding Company, LLC, all to the fullest extent permitted by applicable law.

Florida Corporate Guarantor

Section 607.0851 of the Florida Business Corporation Act (“FBCA”) permits, subject to certain exclusions, a corporation to indemnify its directors and officers against certain expenses and liabilities incurred as a party to any proceeding brought against such person by reason of the fact that such person is or was a director or officer. With respect to proceedings, other than an action by, or in the right of the corporation, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Unless under a court order, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 607.0852 of the FBCA requires a corporation to indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0857 of the FBCA also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers.

The bylaws of Meritage Homes of Florida, Inc., which is a Florida corporation, provide that the corporation is authorized to provide indemnification of its directors, officers, employees, or agents, or any person serving at its request in any such capacity to the maximum extent permitted by the FBCA.

Florida Limited Liability Company Guarantor

Section 605.0408 of the Florida Revised Limited Liability Company Act provides that a Florida limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from: (1) a distribution made by the company where after the distribution either (a) the company would not be able to pay its debts as they become due in the ordinary course of the company’s activities and affairs, or (b) the company’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy certain preferential distribution rights; (2) a breach of the rights of members to manage the company; (3) an improper delegation of rights and powers to manage and control the business and affairs of the company; (4) a breach of the rules and requirements for the selection, terms, and removal of managers in a manager- managed limited liability company; (5) a breach relating to the voting rights of members and managers; (6) a breach relating to the agency rights of members and managers in a limited liability company; or (7) a breach of the standards of conduct for members and managers, including the fiduciary duties of care and loyalty and the obligations of good faith and fair dealing.

The operating agreement of Meritage Homes of Florida Realty LLC, which is a Florida limited liability company, provides that no manager, nor any member, nor any of their respective affiliates shall be liable to the company for actions taken in good faith by such persons in connection with the company or its business; provided that such persons shall in all instances remain liable for acts in breach of the operating agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence. The company, its receiver or trustee shall indemnify, defend, and hold harmless such persons, to the extent of the company’s assets (without any obligation or any member to make contributions to the company to fulfill such indemnity), for, from, and against any losses, costs, and expenses incurred by such persons arising out of any claim based upon acts performed or omitted to be performed by such persons in connection with the business of the company; provided that such persons shall not be indemnified for claims based upon acts performed or omitted in material breach of the operating agreement or that constitute bad faith, fraud, willful misconduct, or gross negligence.

Item 16. Exhibits.

Exhibit Number	Description	Page or Method of Filing

1.1	Form of underwriting or distribution agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

2.1	Agreement and Plan of Reorganization, dated as of September 13, 1996, by and among Homeplex, the Monterey Merging Companies and the Monterey Stockholders	Incorporated by reference to Appendix A of Form S-4 Registration Statement No. 333-15937.

3.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002

3.1.1	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 10-Q for the quarter ended September 30, 1998

3.1.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004.

Exhibit Number	Description	Page or Method of Filing

3.1.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders filed on April 10, 2006

3.1.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders filed on April 1, 2008

3.1.5	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Definitive Proxy Statement on January 9, 2009

3.2	Meritage Homes Corporation Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.1 of Form 8-K dated June 14, 2023

4.1	Form of Indenture by and among the Company, the subsidiaries signatory thereto and Regions Bank	Filed herewith.

4.2	Form of debt security	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.3	Form of specimen of common stock certificate	Incorporated by reference to Exhibit 4.1 of Form 10-K for the year ended December 31, 2007.

4.4	Form of specimen preferred share certificate	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.5	Form of warrant agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.6	Form of warrant	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.7	Form deposit agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.8	Form of depositary agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.9	Form of rights agent agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.10	Form of rights certificate	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.11	Form of stock purchase contract	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Exhibit Number	Description	Page or Method of Filing

4.12	Form of stock purchase unit agreement	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

5.1	Opinion of Snell & Wilmer L.L.P.	Incorporated by reference to Exhibit 5.1 of Form S-3 Registration Statement No. 333-279002 filed on April 30, 2024.

5.2	Opinion of Venable LLP	Incorporated by reference to Exhibit 5.2 of Form S-3 Registration Statement No. 333-279002 filed on April 30, 2024.

5.3	Opinion of Snell & Wilmer L.L.P. (as to the New Guarantees)	Filed herewith.

22.1	List of Guarantor Subsidiaries	Incorporated by reference to Exhibit 22 to Form 10-K for the year ended December 31, 2024.

23.1	Consent of Deloitte & Touche LLP	Filed herewith.

23.2	Consent of Snell & Wilmer L.L.P.	Included in Exhibit 5.1 and Exhibit 5.3

23.3	Consent of Venable LLP	Included in Exhibit 5.2

24.1	Powers of Attorney	Included on signature pages.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Regions Bank	Filed herewith.

107	Filing Fee Table	Incorporated by reference to Exhibit 107 of Form S-3 Registration Statement No. 333-279002 filed on April 30, 2024.

Item 17. Undertakings.

a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on February 27, 2025.

MERITAGE HOMES CORPORATION

By:	/s/ HILLA SFERRUZZA
Hilla Sferruzza
Executive Vice President, Chief Financial Officer

The following direct and indirect subsidiaries of the registrant will guarantee the notes and are co-registrants under this registration statement.

Name of Co-Registrant

California Urban Homes, LLC (1)

Meritage Holdings, L.L.C. (2)

Meritage Homes Construction, Inc.

Meritage Homes of Alabama, Inc.

Meritage Homes of Arizona, Inc.

Meritage Homes of California, Inc.

Meritage Homes of Colorado, Inc.

Meritage Homes of Florida, Inc.

Meritage Homes of Nevada, Inc.

Meritage Homes of Texas Holding, Inc.

Meritage Homes of Texas Joint Venture Holding Company, LLC (3)

Meritage Homes of Texas, LLC (2)

Meritage Homes Operating Company, LLC (4)

Meritage Paseo Construction, LLC (5)

Meritage Paseo Crossing, LLC (6)

MTH-Cavalier, LLC (5)

MTH Golf, LLC (5)

WW Project Seller, LLC (7)

Meritage Homes of the Carolinas, Inc.

Carefree Title Agency, Inc.

M&M Fort Myers Holdings, LLC (7)

Meritage Homes of Florida Realty LLC (8)

Meritage Homes of Georgia Realty, LLC (9)

Meritage Homes of Georgia, Inc.

Meritage Homes of Mississippi, Inc.

Meritage Homes of South Carolina, Inc.

Meritage Homes of Tennessee, Inc.

MLC Holdings, Inc.

MTH GA Realty LLC (9)

MTH Realty LLC (7)

MTH SC Realty LLC (10)

MTH Financial Holdings, Inc.

Meritage Homes Insurance Agency, Inc.

Meritage Services Company, Inc.

Meritage Homes of Utah, Inc.

as CO-REGISTRANTS

By:	/s/ HILLA SFERRUZZA
Hilla Sferruzza
Executive Vice President, Chief Financial Officer and Director of each co- registrant that is a corporation and Executive Vice President, Chief Financial Officer and Director of the corporate member or manager or sole member of each co-registrant that is a limited liability company.

(1)	Executed by Meritage Homes of California, Inc., as sole member and manager

(2)	Executed by Meritage Homes of Texas Holding, Inc., as sole member
(3)	Executed by Meritage Homes of Texas Holding, Inc., as sole member of Meritage Homes of Texas, LLC, which is the sole member of this co-registrant
(4)	Executed by Meritage Homes of Texas Holding, Inc., as sole member of Meritage Holdings, L.L.C., which is the manager of this co-registrant
(5)	Executed by Meritage Homes Construction, Inc., as sole member
(6)	Executed by Meritage Homes of Arizona, Inc., as sole member
(7)	Executed by Meritage Homes of Arizona, Inc., as the sole member of Meritage Paseo Crossing, LLC, which is the sole member of this co-registrant
(8)	Executed by Meritage Homes of Florida, Inc., as manager and sole member
(9)	Executed by Meritage Homes of Georgia, Inc., as manager and sole member
(10)	Executed by Meritage Homes of South Carolina, Inc., as manager and sole member

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Phillippe Lord and Hilla Sferruzza, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

ON BEHALF OF MERITAGE HOMES CORPORATION:

	Signature	Title	Date
By:	/s/ PHILLIPPE LORD	Chief Executive Officer	February 27, 2025
	Phillippe Lord	(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial	February 27, 2025
	Hilla Sferruzza	Officer (Principal Financial Officer)

By:	/s/ ALISON SASSER	Senior Vice President, Chief Accounting	February 27, 2025
	Alison Sasser	Officer (Principal Accounting Officer)

By:	*	Executive Chairman	February 27, 2025
Steven J. Hilton

By:	*	Director	February 27, 2025
Peter L. Ax

By:	*	Director	February 27, 2025
Dana Bradford

By:	*	Director	February 27, 2025
Michael R. Odell

By:	*	Director	February 27, 2025
Deborah Ann Henretta

By:	*	Director	February 27, 2025
Joseph Keough

By:	*	Director	February 27, 2025
P. Kelly Mooney

By:	*	Director	February 27, 2025
Louis E. Caldera

	Signature	Title	Date

By:	*	Director	February 27, 2025
Dennis Arriola

By:	/s/ Erin Lantz	Director	February 27, 2025
Erin Lantz

By:	/s/ Geisha Williams	Director	February 27, 2025
Geisha Williams

* By:	/s/ Hilla Sferruzza
Hilla Sferruzza
Attorney-in-fact

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANTS:

Name of Co-Registrant

Meritage Homes Construction, Inc.

Meritage Homes of Arizona, Inc.

Meritage Homes of California, Inc.

Meritage Homes of Colorado, Inc.

Meritage Homes of Florida, Inc.

Meritage Homes of Nevada, Inc.

Meritage Homes of Texas Holding, Inc.

Meritage Homes of the Carolinas, Inc.

Carefree Title Agency, Inc.

Meritage Homes of Georgia, Inc.

Meritage Homes of South Carolina, Inc.

Meritage Homes of Tennessee, Inc.

MLC Holdings, Inc.

MTH Financial Holdings, Inc.

Meritage Homes Insurance Agency, Inc.

Meritage Services Company, Inc.

Meritage Homes of Utah, Inc.

	Signature	Title	Date

By:	/s/ PHILLIPPE LORD	Chief Executive Officer and Director	February 27, 2025
	Phillippe Lord	(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer and	February 27, 2025
	Hilla Sferruzza	Director (Principal Financial Officer)

By:	/s/ ALISON SASSER	Senior Vice President, Chief Accounting Officer	February 27, 2025
	Alison Sasser	(Principal Accounting Officer)

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANT:

Name of Co-Registrant

Meritage Homes of Florida, Inc.

	Signature	Title	Date

By:	/s/ CLINT SZUBINSKI	Director	February 27, 2025
Clint Szubinski

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANTS:

Name of Co-Registrant

Meritage Homes of Alabama, Inc. Meritage Homes of Mississippi, Inc.

	Signature	Title	Date

By:	/s/ PHILLIPPE LORD	President and Chief Executive Officer	February 27, 2025
	Phillippe Lord	(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer and Director	February 27, 2025
	Hilla Sferruzza	(Principal Financial Officer)

By:	/s/ ALISON SASSER	Senior Vice President, Chief Accounting Officer	February 27, 2025
	Alison Sasser	(Principal Accounting Officer)

By:	/s/ CLINT SZUBINSKI	Director	February 27, 2025
Clint Szubinski

ON BEHALF OF THE FOLLOWING LIMITED LIABILITY COMPANY CO-REGISTRANTS:

Name of Co-Registrant

California Urban Homes, LLC

Meritage Holdings, L.L.C.

Meritage Homes of Texas Joint Venture Holding Company, LLC

Meritage Homes of Texas, LLC

Meritage Homes Operating Company, LLC

Meritage Paseo Construction, LLC

Meritage Paseo Crossing, LLC

MTH-Cavalier, LLC MTH Golf, LLC

WW Project Seller, LLC

M&M Fort Myers Holdings, LLC

Meritage Homes of Florida Realty LLC

Meritage Homes of Georgia Realty, LLC

MTH GA Realty LLC

MTH SC Realty LLC MTH Realty LLC

Sole Member or Manager of Co-Registrants

Meritage Homes of California, Inc., which is the sole member and manager of California Urban Homes, LLC

Meritage Homes of Texas Holding, Inc., which is the sole member of Meritage Holdings, L.L.C. (which in turn is the manager of Meritage Homes Operating Company, LLC) and Meritage Homes of Texas, LLC (which in turn is the sole member of Meritage Homes of Texas Joint Venture Holding Company, LLC)

Meritage Homes Construction, Inc., which is the sole member of Meritage Paseo Construction, LLC, MTH-Cavalier, LLC and MTH Golf, LLC

Meritage Homes of Arizona, Inc., which is the sole member of Meritage Paseo Crossing, LLC (which in turn is the sole member of WW Project Seller, LLC, M&M Fort Myers Holdings, LLC and MTH Realty LLC)

Meritage Homes of Florida, Inc., which is the manager and sole member of Meritage Homes of Florida Realty, LLC

Meritage Homes of Georgia, Inc., which is manager and sole member of Meritage Homes of Georgia Realty, LLC and MTH GA Realty LLC

Meritage Homes of South Carolina, Inc., which is the manager and sole member of MTH SC Realty LLC

	Signature	Title	Date

By:	/s/ PHILLIPPE LORD	Chief Executive Officer and Director of each of:	February 27, 2025
	Phillippe Lord	Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc.,
Meritage Homes of Texas Holding, Inc.,
Meritage Homes of Florida, Inc.,
Meritage Homes of Georgia, Inc., and
Meritage Homes of South Carolina, Inc.
(Principal Executive Officer)

By:	/s/ HILLA SFERRUZZA	Executive Vice President, Chief Financial Officer and Director of each of:	February 27, 2025
	Hilla Sferruzza	Meritage Homes Construction, Inc., Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc.,
Meritage Homes of Texas Holding, Inc.
Meritage Homes of Florida, Inc.,
Meritage Homes of Georgia, Inc., and
Meritage Homes of South Carolina, Inc.
(Principal Financial Officer)

By:	/s/ ALISON SASSER	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 27, 2025
	Alison Sasser	Meritage Homes Construction, Inc., Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc.,
Meritage Homes of Texas Holding, Inc.,
Meritage Homes of Florida, Inc.,
Meritage Homes of Georgia, Inc., and
Meritage Homes of South Carolina, Inc.

By:	/s/ CLINT SZUBINSKI	Director	February 27, 2025
	Clint Szubinski	Meritage Homes of Florida, Inc.